Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 20, 2022, in the Amendment No. 3 to Registration Statement (Form F-1 No. 333-261079) and related Prospectus of Coforge Limited (formerly NIIT Technologies Limited) for the registration of American Depository Shares.

/s/ S.R. Batliboi & Associates LLP

Gurugram, India

Date: July 20, 2022